PARKSTERLING
CORPORATION

PARK STERLING CORP
1043 EAST MOREHEAD
STREET SUITE 201
CHARLOTTE, NC 28204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1. and 2.

	For	Against	Abstain
1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 13, 2012, by and between Park Sterling Corporation and Citizens South Banking Corporation, as amended from time to time, pursuant to which Citizens South Banking Corporation will merge with and into Park Sterling Corporation.	0	0	0
2. To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the merger agreement if there are insufficient votes at the time of the adjournment to approve the merger agreement proposal.	0	0	0

NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS OF PARK STERLING CORPORATION

To be held on __________, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Stephen A. Arnall and Lee Lee M. Lee (the "Proxies"), and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent and vote, as indicated below, all shares of the common stock of Park Sterling Corporation (the "Company") that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held at ________________ at ______a.m. local time on ___________, 2012, and at any adjournments or postponements thereof, upon matters described in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus as set forth below.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted: "FOR" each of the proposals listed. Each of these matters were proposed by the Board of Directors of the Company. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. The Company has no notice of any other business to come before the Special Meeting of Shareholders.**

The Board of Directors of the Company recommends that you vote "FOR" approval and adoption of the merger agreement and the merger and, if necessary, "FOR" approval of the adjournment or postponement of the Special Meeting of Shareholders.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the receipt of the Joint Proxy Statement/Prospectus furnished in connection therewith.

Continued and to be signed on reverse side

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